UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  July 15, 2020

ITERIS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-08762	95-2588496
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1700 Carnegie Avenue, Suite 100, Santa Ana, California	92705
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (949) 270-9400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 par value	ITI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 13, 2020, Scott E. Deeter notified the Chairman of the Board of Directors (the “Board”) of Iteris, Inc. (the “Company”) that he has decided to resign as a member of the Board effective upon the appointment of his replacement. Mr. Deeter decided to resign to pursue other opportunities and not because of any disagreements with management or the Board on any matter relating to the Company’s operations, policies or practices.

On July 15, 2020, the Board appointed Lucas (“Luke”) P. Schneider as a member of the Board, effective immediately, to serve until the 2020 annual meeting or until his respective successor is duly elected and qualified, filling the vacancy on the Board created by the resignation of Mr. Deeter. Mr. Schneider was also appointed to serve on the Board’s Compensation Committee.

From January 2019 to 2020 Mr. Schneider served as Chief Operating Officer of Wejo Ltd., an early-stage technology company focusing on connected vehicle data and analytics. From 2012 to December 2018, Mr. Schneider launched and served as the Chief Executive Officer and board member of Silvercar, Inc., an Austin, TX-based start-up focusing on consumer transportation mobility offerings using a proprietary technology platform, multiple vehicle fleets, and retail store operations. In 2017 Silvercar was acquired by Audi AG. From 2010 to 2012, Mr. Schneider served as Chief Technology Officer of Creative Kingdoms LLC, a motion-oriented sensing technology company in the live-action gaming space. Creative Kingdoms was acquired by Great Wolf Resorts in 2012. From 2007 through 2010 Mr. Schneider served as Chief Technology Officer of Zipcar, Inc., a car-sharing company, and founded its FastFleet division. From 2006 to its acquisition by Zipcar in 2007, Mr. Schneider served as Chief Technology Officer and Vice President of Strategy at Flexcar, Inc. a car sharing company. Prior to 2006, Mr. Schneider held various executive leadership positions in the early dot com era with companies including Verticalnet, B2eMarkets and consulting firm Pittiglio Rabin Todd & McGrath. Mr. Schneider began his career with Ford Motor Company, serving in multiple positions spanning product development, strategic planning, marketing, and production operations. Mr. Schneider currently serves as a director of Plug Power Inc., which offers hydrogen and fuel cell technology solutions. He received a B.S. degree in Mechanical Engineering from University of Texas at Austin, and an M.S. degree in Industrial Administration from the Graduate School of Industrial Administration, known today as the David A. Tepper School of Business at Carnegie Mellon University.

As a non-employee director of the Company, Mr. Schneider will receive the same cash and equity compensation as each of the Company’s other non-employee directors. The Board has determined Mr. Schneider as “independent” under the standards established by Nasdaq listing standards. There is no arrangement or understanding between Mr. Schneider and any other person pursuant to which he was elected as a director of the Company. There is no familial relationship between Mr. Schneider and any other director or executive officer of the Company, and there are no transactions between Mr. Schneider and the Company that would require disclosure under Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure.

On July 16, 2020, the Company issued a press release to report the appointment of Mr. Schneider. A copy of the release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The information in the attached press release is “furnished” and not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not otherwise subject to the liabilities of that section.

Item 9.01	Financial Statements and Exhibits.

(d)	The following exhibit is being filed with this Current Report on Form 8-K.

Exhibit	Description

99.1	Press release of Iteris, Inc. dated July 16, 2020, announcing the appointment of Luke Schneider to the Board of Directors

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 16, 2020
ITERIS, INC.

	By:	/s/ Joe Bergera
Joe Bergera
Chief Executive Officer